Exhibit 10.10

MORTGAGE LOAN PURCHASE AGREEMENT

ANGEL OAK MORTGAGE FUND TRS,

(Purchaser)

ANGEL OAK PRIME BRIDGE, LLC

(Seller and Servicer)

Servicing Retained Mortgage Loans

Effective as of October 1, 2018

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EXHIBIT A	CONTENTS OF MORTGAGE FILES
EXHIBIT B	ASSIGNMENT AND CONVEYANCE AGREEMENT
EXHIBIT C	MORTGAGE LOAN DOCUMENTS
EXHIBIT D	SELLER’S UNDERWRITING GUIDELINES
EXHIBIT E	SERVICING ADDENDUM

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This is a Mortgage Loan Purchase Agreement (the “Agreement”), dated and effective as of October 1, 2018, by and between ANGEL OAK MORTGAGE FUND TRS, (and its successors and assigns, and any subsequent permitted holder or holders of the Mortgage Loans, the “Purchaser ‘) and ANGEL OAK PRIME BRIDGE, LLC, as servicer and seller (in such capacity and its successor and assigns, the “Servicer” or “Seller”, as applicable).

WITNESSETH:

WHEREAS, the Purchaser desires to purchase, from time to time, from the Seller, and the Seller desires to sell, from time to time, to the Purchaser, certain mortgage loans (the “Mortgage Loans”), on a non-recourse (except as set forth herein), servicing retained basis, and which shall be delivered in the manner and on the terms and conditions set forth herein;

WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule for the related Mortgage Loan Package, which is to be annexed to the related Assignment and Conveyance Agreement on each Closing Date as Annex 1; and

NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

ARTICLE I

DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

Section 1.01 Definitions.

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices: With respect to any Mortgage Loan, those procedures (including collection procedures) that are reasonable and customary servicing practices for the same type of loans as the Mortgage Loans and which are in accordance with (i) accepted mortgage servicing practices of prudent servicers for comparable mortgage loans in the jurisdiction where the related Mortgaged Property is located and (ii) the terms of the related Mortgage Loan Documents.

Agreement: This Mortgage Loan Purchase Agreement, and all amendments hereof and supplements hereto, including without limitation, each Assignment and Conveyance Agreement executed in accordance with this Agreement.

Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value (or the lowest value if more than one appraisal is received) as determined by a Qualified Appraiser at the time of origination of the Mortgage Loan, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a Refinanced Mortgage Loan, such value (or the lowest value if more than one appraisal is received) of the Mortgaged Property is based solely upon the value determined by a Qualified Appraiser at the time of origination of such Refinanced Mortgage Loan.

Assignment and Conveyance Agreement: With respect to each Mortgage Loan Package and each Closing Date, an assignment and conveyance of the Mortgage Loans in the form annexed hereto as Exhibit B.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, that when properly completed and recorded, is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Purchaser or its designee.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the State of New York or the State of Georgia, or (iii) a day on which banks in the State of New York or the State of Georgia are authorized or obligated by law or executive order to be closed.

Closing Date: The date or dates on which the Purchaser from time to time shall purchase from the Seller and the Seller from time to time shall sell to the Purchaser, the Mortgage Loans listed on the related Mortgage Loan Schedule, or such other date as may be mutually agreed to by the Seller and the Purchaser, with respect to the related Mortgage Loan Package.

Closing Documents: With respect to any Closing Date, the documents required pursuant to Section 7.01.

Cut-off Date: With regard to a Mortgage Loan in a Mortgage Loan Package, the date which is one Business Day prior to the Closing Date.

Custodial Account: An account established and maintained at an institution reasonably acceptable to the Servicer and the Purchaser, where the Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets.

Due Date: The day of the month on which each Monthly Payment is due on a Mortgage Loan pursuant to the terms of the respective Mortgage Note.

Escrow Account: An account that is established and maintained at an institution reasonably acceptable to the Servicer and the Purchaser where the Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets.

Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to any Mortgage Loan.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the Original Principal Balance of such Mortgage Loan divided by the Appraised Value of the related Mortgaged Property.

Monthly Payment: With respect to any Mortgage Loan, the scheduled payment due from the related Mortgagor under the related Mortgage Note on each Due Date.

Mortgage: The mortgage, deed of trust or other security instrument creating a first lien on, or first priority ownership interest in, a Mortgaged Property securing a Mortgage Note, including any rider incorporated by reference therein.

Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

Mortgage File: In connection with a particular Mortgage Loan, all documents required under Applicable Law and the Underwriting Guidelines in the origination, underwriting and servicing of such Mortgage Loan, including but not limited to the documents specified in Exhibit A hereto and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: With respect to each Mortgage Loan, the fixed annual rate of interest borne by the related Mortgage Note.

Mortgage Loan: An individual mortgage loan which secured by lien on real property and which is offered for sale by the Seller to the Purchaser. As used in this Agreement, the term Mortgage Loan shall not include the respective Servicing Right.

Mortgage Loan Documents: The documents listed in Exhibit C hereto pertaining to any Mortgage Loan.

Mortgage Loan Package: The Mortgage Loan(s) to be delivered by the Seller to the Purchaser on an applicable Closing Date, as listed on the applicable Mortgage Loan Schedule.

Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loan(s) and their characteristics attached as Annex 1 to the applicable Assignment and Conveyance Agreement to be delivered on each related Closing Date.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage and any riders thereto.

Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note, consisting of an estate in fee simple on a single parcel of property considered to be real estate under the law of the state in which it is located and improved by a residential dwelling.

Mortgagor: The obligor on a Mortgage Note, who is the grantor named in the Mortgage.

Original Principal Balance: The principal balance of the Mortgage Loan as of the date of the origination of such loan.

Origination Date: With regard to a Mortgage Loan, the date upon which such Mortgage Loan closes escrow.

Person: Any individual, limited liability company, corporation, partnership joint venture, association joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Price: With respect to each Mortgage Loan, Mortgage Loan Package and each Closing Date, the purchase price to be paid in accordance with Section 3.01.

Purchase Price Percentage: The purchase price percentage set forth in the related Assignment and Conveyance Agreement that is used to calculate the Purchase Price of the related Mortgage Loans as set forth in Section 3.01.

Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

Remittance Date: The tenth (10th) Business Day after month-end.

REQ Property: A Mortgaged Property acquired by the Servicer on behalf of the Purchaser through foreclosure or deed in lieu of foreclosure.

Repurchase Price: With respect to any Mortgage Loan to be repurchased, (i) a price equal to the product of the Stated Principal Balance of such Mortgage Loan, plus (ii) interest on such Stated Principal Balance at the Mortgage Interest Rate from and including the last Due Date through which interest has been paid by or on behalf of the Mortgagor to the date on which such repurchase occurs, plus (iii) the amount of any outstanding advances owed to the Servicer.

Securitization Transaction: Any transaction involving an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities, or related instrument, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicing Advances: All customary, reasonable and necessary out-of-pocket costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the inspection, preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings with respect to a Mortgage Loan, including foreclosures and (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage.

Servicing Fee: 100 bps

Servicing Rights: Collectively, all of the following: (a) any and all rights, title and interest in and to service the Mortgage Loans; (b) any Custodial Accounts, Servicing Advances, payments to or monies received, incidental income and benefits for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights; (e) any escrow accounts, Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, Borrower lists, Mortgage Loan specific insurance policies, tax service agreements and any other information and documentation pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

Stated Principal Balance: As to each Mortgage Loan and any date of determination, (a) the principal balance of such Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (b) all amounts previously distributed to the Purchaser with respect to the Mortgage Loan representing payments or recoveries of principal, or advances in lieu thereof.

Underwriting Guidelines: As to each Mortgage Loan Package, the Seller’s written underwriting guidelines in effect as of the Origination Date of such Mortgage Loans, attached hereto as Exhibit D, as may be updated and incorporated into Exhibit D from time to time by attaching such updates to the related Assignment and Conveyance Agreement.

Loan Transfer: Any sale or transfer by the Purchaser of some or all of the Mortgage Loans.

Section 1.02 General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                 the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)                                 accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)                                  references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)                                 a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)                                  the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f)                                   the term “include” or “including” shall mean without limitation by reason of enumeration; and

(g)                                  the headings of the various articles, sections, subsections and paragraphs of this Agreement and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

ARTICLE II

AGREEMENT TO PURCHASE

Section 2.01 Loan Sale.

The Seller agrees to sell and the Purchaser agrees to purchase on each Closing Date pursuant to this Agreement the Mortgage Loans being sold by Seller as listed on each Assignment and Conveyance Agreement. Seller shall deliver in an electronic format the Mortgage Loan Schedule for the Mortgage Loans to be purchased on such Closing Date to Purchaser at least five (5) Business Days prior to such Closing Date.

As of each Closing Date, upon receipt of the Purchase Price, Seller will have sold, transferred, assigned, set over and conveyed to Purchaser, without recourse, on a servicing retained basis, the related Mortgage Loans, and Seller hereby acknowledges that, upon receipt of the Purchase Price, Purchaser will have all the right, title and interest of Seller in and to such Mortgage Loans, except with regard to the Servicing Rights which ownership interest shall be retained by the Servicer.

ARTICLE III

PURCHASE PRICE

Section 3.01 Purchase Price.

On each Closing Date, the Purchaser shall pay to the Seller in consideration for the Mortgage Loan(s) contained in the related Mortgage Loan Package and identified in the related Assignment and Conveyance Agreement, the sum of: (i) the Stated Principal Balance of each such Mortgage Loan as of the related Cut-off Date, multiplied by (ii) the Purchase Price Percentage for the Mortgage Loan as specified in the related Assignment and Conveyance Agreement. In addition, the Purchaser shall pay to the Seller on each Closing Date accrued interest on the Stated Principal Balance as of the Cut-off Date for each Mortgage Loan in the related Mortgage Loan Package.

ARTICLE IV

EXAMINATION AND CONVEYANCE OF MORTGAGE LOANS

Section 4.01 Examination of Mortgage Files and Mortgage Loan Documents.

The Seller shall, at the direction of the Purchaser, at a reasonable time prior to the applicable Closing Date provide to the Purchaser access to the related Mortgage Loan Documents for each Mortgage Loan in the related Mortgage Loan Package, including the Assignment of Mortgage, and make the related Mortgage Files available to the Purchaser for examination at a location as shall be agreed upon by the Purchaser and the Seller.

Pursuant to the terms of this Agreement, originals or copies of all documents listed on Exhibit A hereto and comprising the Mortgage File shall be retained by the Servicer for the purpose of servicing the related Mortgage Loans.

Section 4.02 Books and Records; Ownership of Mortgage Loans.

Record title to each Mortgage Loan Package as of the related Closing Date shall be in the name of the Purchaser. All rights arising out of the Mortgage Loans, except with regard to the Servicing Rights, shall be vested in the Purchaser and shall be held by the Seller in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement. Ownership of the Servicing Rights shall remain vested in the Servicer after the consummation of the transaction(s) contemplated herein. The Seller shall pay to the Purchaser or its designee by wire in immediately available funds no later than fifteen (15) days after the respective Closing Date any funds owed to the Purchaser with regard to any purchased Mortgage Loan Package.

It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by the Seller and not a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. Consequently, the sale of each Mortgage Loan shall be reflected on the Seller’s balance sheet, business records, tax returns and other financial statements as a sale of assets by the Seller.

Section 4.03 Trailing Mortgage Loan Documents.

If the Seller cannot deliver any original recorded Mortgage Loan Document on the related Closing Date then the Seller shall deliver such original recorded documents to the Purchaser or its designee promptly upon receipt thereof. If the Seller is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, then that the Seller deliver a recording receipt of such recording office or, if such recording receipt is not available, an Officers’ Certificate of an officer the Seller confirming that such documents have been accepted for recording. If the Seller receives such document(s) from the applicable recorder’s office but delivery to the Purchaser is not completed within 180 days of the related Closing Date, the Seller shall, at the Purchaser’s option, repurchase the related Mortgage Loan(s) at the Repurchase Price.

Section 4.04 Loan Transfers or Securitization Transactions.

The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, upon prior written consent of the Seller, the Purchaser may effect either one or more Loan Transfers, and/or one or more Securitization Transactions.

(a)                                 Loan Transfers. With respect to each Loan Transfer entered into by the Purchaser, the Seller and the Servicer agree:

(i)             to cooperate with the Purchaser and any prospective purchaser with respect to all reasonable requests, including but not limited to assistance and information reasonably requested by the Purchaser to enable the Purchaser’s compliance with any law, rule or regulation affecting the servicing, sales or transfers of the Mortgage Loans; and

(ii)          to execute at the Purchaser’s discretion, a mutually agreeable form of assignment, assumption and recognition agreement to a successor purchaser of some or all of the Mortgage Loans.

(b)                                 Securitization Transactions. The Purchaser, the Servicer and the Seller agree that in connection with the completion of a Securitization Transaction:

(i)             the Seller and the Servicer shall execute a mutually agreeable assignment, assumption and reconstitution agreement; and

(ii)          the Seller and the Servicer shall cooperate with the Purchaser, and provide any reasonably requested documentation and information required to comply with the laws, rules and regulations applicable to Securitization Transactions as related to the Mortgage Loans;

(c)                                  All of the Mortgage Loans, including those Mortgage Loans that are subject to a Securitization Transaction or a Loan Transfer, shall continue to be subject to this Agreement, and with respect thereto, this Agreement shall remain in full force and effect. In no event shall a Loan Transfer or a Securitization Transaction be deemed to relieve the Seller, the Servicer or the Purchaser of each party’s respective obligations as set forth in the Agreement nor to increase the Seller’s or the Servicer’s liabilities, duties, obligations, or responsibilities as set forth in this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES;

REMEDIES FOR BREACH

Section 5.01 Representations and Warranties Regarding Individual Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the applicable Closing Date (or such other date as may be specified herein):

(a)                                 Accuracy of Data and Information. Any information provided by the Seller to the Purchaser set forth in the related Mortgage Loan Schedule is complete, true and correct in all material respects.

(b)                                 Fraud. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to the Mortgage Loan has taken place on the part of the Seller, or, to the best of the Seller’s knowledge, the Mortgagor, or any other Person, including, without limitation, any appraiser, title company, closing or settlement agent, realtor, builder, developer or any other party involved in the origination, sale of the Mortgage Loan or the sale of the Mortgaged Property or in the application of any insurance in relation to such Mortgage Loan.

(c)                                  Compliance. At the time of origination or the date of modification, each Mortgage Loan complied in all material respects with all then-applicable federal, state and local laws, including (without limitation) usury laws, commercial lending laws and disclosure laws or such noncompliance was cured subsequent to origination, as permitted by Applicable Law. The servicing of each Mortgage Loan prior to the Closing Date complied in all material respects with all then-applicable federal, state and local laws; provided, however, that the Seller will only be deemed to be in breach of this representation in the event that the noncompliance resulted in foreclosure or ultimate realization on the note being precluded or where, upon foreclosure, specific costs could be attributed to noncompliance. The Mortgage Loan meets or is exempt from applicable state, federal or local laws, regulations and other requirements pertaining to usury.

(d)                                 Underwriting. Each Mortgage Loan was underwritten in substantial conformance with the Purchaser’s Underwriting Guidelines in effect at the time of origination of the Mortgage Loan, or has reasonable and documented compensating factors. The Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used.

(e)                                  No Prior Liens. Immediately prior to the transfer and assignment to the Purchaser on the related Closing Date, the Mortgage Loan, including the Mortgage Note and the Mortgage, was not subject to an assignment or pledge, and the Seller had good, indefeasible and marketable title to and was the sole owner thereof and had full right and authority to transfer, sell and assign the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim (including, but not limited to, any preference or fraudulent transfer claim) or security interest, and the Purchaser will own such Mortgage Loan free and clear of any encumbrance.

(f)                                   Enforceability and Priority of Lien. The related Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including all buildings on the Mortgaged Property, and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note’s original principal balance. The Mortgage and the Mortgage Note have not been modified or released, in whole or in part, and do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage, including but not limited to any mechanics’ or similar liens or any rights or claims which may give rise to a mechanic’s or similar lien, subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the Appraised Value of the Mortgaged Property as set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

(g)                                  Taxes Paid. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payment or ground rents which previously became due and owing have been paid by the Mortgagor, or an escrow of funds from the Mortgagor has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.

(h)                                 Damage/Condemnation. There is no proceeding pending for the total or partial condemnation where escrow has not been established of the Mortgaged Property, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect materially and adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended or would render the Mortgaged Property uninhabitable.

(i)                                     Fee Simple / No Encroachments / Compliance with Zoning. The Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note. All buildings and improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property and no buildings or improvements on adjoining properties encroach upon the Mortgaged Property (other than minor encroachments (i) which do not affect the value of the Mortgage Loan or the Purchaser’s interest therein and (ii) to which properties similar to the Mortgaged Property within the same jurisdiction are commonly subject and which do not interfere with the benefits of the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property). No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law, subdivision law, ordinance or regulation. The Mortgaged Property is not raw land.

(j)                                    Mortgage Loan Legal and Binding; Valid Execution. The Mortgage Note, the related Mortgage and any intervening assignments of the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, fully enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights and by general principles of equity. All parties to the Mortgage Note, the Mortgage and any intervening assignments had legal capacity to execute the Mortgage Note, the Mortgage and such assignments, and each Mortgage Note, Mortgage and such assignments have been duly and properly executed and delivered by such parties.

(k)                                 Existence of Title Insurance. The Mortgage is covered by an American Land Title Association or California Land Title Association mortgage title insurance policy, or such other generally acceptable form of policy and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage. Additionally, such title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading.

(l)                                     Hazard Insurance. All buildings and improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located. All individual insurance policies (collectively, the “hazard insurance policy”) are the valid and binding obligation of the insurer and contain a standard mortgagee clause insuring the Seller, its successors and assigns, as Mortgagee. All premiums thereon have been paid and such policies may not be reduced, terminated or cancelled without thirty (30) days’ prior written notice to the Mortgagee. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and upon the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor. The hazard insurance policy is the valid and binding obligation of the insurer, and is in full force and effect.

(m)                             Environmental Laws. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue.

(n)                                 Mortgage Insurance; Insurance Coverage Not Impaired. For each Mortgage Loan with mortgage insurance, such Mortgage Loan has the benefit of a valid, binding and enforceable primary insurance policy and all premiums due thereunder have been paid and such mortgage insurance is in full force and effect.

(o)                                 Deeds of Trust. In the event the Mortgage is a deed of trust, a trustee, authorized and duly qualified under Applicable Law to serve as such, has been properly designated, is named in the Mortgage and currently so serves, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(p)                                 Anti-Money Laundering Laws. The Seller has complied with all applicable antimoney laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”).

(q)                                 Tax Service Contracts. Unless otherwise agreed upon by the Seller and the Purchaser, each Mortgage Loan is covered by a life of loan, transferable real estate tax service contract assignable to the Purchaser.

(r)                                    Flood Certifications. Unless otherwise agreed upon by the Seller and the Purchaser, each Mortgage Loan is covered by a life of loan, transferable flood certification contract assignable to the Purchaser.

(s)                                   No Prior Modifications. Unless otherwise noted on the Mortgage Loan Schedule, none of the Mortgage Loans have been modified in any material respect.

(t)                                    Loans Current/Prior Delinquencies. Unless noted on the Mortgage Loan Schedule, all payments required to be made up to the due date immediately preceding the related Cut-off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made.

(u)                                 Enforceable Right of Foreclosure. Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security.

(v)                                 Due-On-Sale. The Mortgage contains an enforceable provision, to the extent not prohibited by Applicable Law as of the date of such Mortgage, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

Section 5.02 Representations and Warranties Regarding Seller, Servicer and Purchaser.

The Seller hereby represents and warrants to the Purchaser as of each applicable Closing Date:

(a)                                 Due Organization. It is duly organized, validly existing and in good standing and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under Applicable Law from such qualification or is otherwise not required under Applicable Law to effect such qualification.

(b)                                 Due Authority. The Seller had the full power and authority and legal right to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(c)                                  No Conflict. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller’s charter, bylaws or other organizational documents or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject.

(d)                                 No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of or compliance by it with this Agreement, the delivery of the Mortgage Files to the Purchaser, the sale of the Mortgage Loans to the Purchaser or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the related Closing Date.

The Servicer hereby represents and warrants to the Purchaser as of each applicable Closing Date:

(a)                                 Due Organization and Authority. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the state of Georgia and has the full corporate power and authority to execute, deliver and perform this Agreement; the execution, delivery and performance of this Agreement by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized and Servicer has duly executed and delivered this Agreement; this Agreement evidences the valid, binding and enforceable obligation of the Servicer except as limited by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally or general equitable principles and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

(b)                                 Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Servicer;

(c)                                  No Conflicts. The execution, delivery and performance of this Agreement by the Servicer will not: (i) conflict with or result in a material breach of any of the terms, conditions or provisions of the Servicer’s charter or by-laws or any agreement or instrument to which the Servicer is now a party or by which it is bound, or (ii) result in the material violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, which violations would have a material adverse effect on the Servicer’s ability to perform its obligations hereunder;

(d)                                 Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e)                                  No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the Servicer’s knowledge, threatened against the Servicer which, either in any one instance or in the aggregate, is reasonably likely to result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

(f)                                   No Consent Required. No material consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the date of this Agreement and remains in full force and effect;

(h)                                 Compliance. The Servicer has all requisite licenses, permits and approvals to perform its obligations hereunder in each jurisdiction in which any Mortgaged Property is located, except where the failure to possess any such license, permit or approval would not materially and adversely affect the enforceability of the related Mortgage Note or Mortgage;

(i)                                     Privacy. The Servicer agrees and acknowledges that as to all nonpublic personal information received or obtained by it with respect to any Mortgagor: (i) such information is and shall be held by it in accordance with all Applicable Law, including but not limited to the privacy provisions of the Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq. and its implementing regulations; and (ii) it is hereby prohibited from disclosing or using any such information other than to carry out the express provisions of this Agreement, or as otherwise permitted by Applicable Law.

The Purchaser hereby represents and warrants to the Seller and the Servicer as of each applicable Closing Date:

(a)                                 Duly Organized. It is duly organized, validly existing and in good standing and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under Applicable Law from such qualification or is otherwise not required under Applicable Law to effect such qualification.

(b)                                 Due Authority. The Purchaser had the full power and authority and legal right to enter into and consummate, all transactions contemplated by this Agreement. The Purchaser has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(c)                                  No Conflict. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser’s charter, bylaws or other organizational documents or any legal restriction or any agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject.

(d)                                 No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of or compliance by it with this Agreement, the purchase of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the related Closing Date.

Section 5.03 Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Sections 5.01 and 5.02 shall survive delivery of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Parties or their designee(s).

With regard to a Mortgage Loan, within thirty (30) days of the discovery by the Purchaser of a breach of a representation and warranty contained in Section 5.01 that materially and adversely affects the value of the Mortgage Loan or the interests of the Purchaser therein, then the Purchaser shall so notify the Seller in writing, outlining with specificity the subsection of this Agreement which the Purchaser claims has been violated, along with sufficient supporting documentation. Within thirty (30) days after receipt of such notification, the Seller may correct or cure any such breach or, if the Seller determines that an actual breach exists and it is unable to cure such breach, then it shall, at the option of the Purchaser, re-acquire the subject Mortgage Loan from the Purchaser at the Repurchase Price.

Notwithstanding the foregoing, Seller shall not be required to repurchase any Mortgage Loan for which notification of an alleged breach is received by Seller on a date which is three (3) years or later than the applicable Closing Date for the affected Mortgage Loan.

It is understood and agreed that: (i) the obligations of the Seller set forth in this Section 5.03 to repurchase a defective Mortgage Loan constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties. If the Seller fails to repurchase a defective Mortgage Loan in accordance with this Section 5.03, such failure shall be deemed a default of the Seller under this Agreement and the Purchaser shall be entitled to pursue all available remedies against the Seller.

Within fifteen (15) Business Days of the repurchase of a Mortgage Loan by the Seller, the Purchaser agrees to return such repurchased Mortgage Loan to the Seller, together with the related Mortgage Loan Documents.

The provisions contained in this Section 5.03 shall survive the termination of this Agreement.

Section 5.04 Repurchase of Mortgage Loans With Early Payment Default, Premium Recapture.

Should the Mortgagor under any Mortgage Loan sold to the Purchaser cause a Payment Default (hereafter defined) to exist on the first Monthly Payment due under the terms of the Mortgage Loan within the first thirty (30) days after the Purchase Date, the Seller shall, within thirty (30) business days after receiving written notification thereof from the Purchaser, re-acquire the subject Mortgage Loan from the Purchaser for a purchase price equal to the then outstanding principal balance of such Mortgage Loan and any premium paid plus 100% of all accrued and unpaid interest through and including the day of such repurchase. In the event that the Purchaser choose not to trigger a repurchase remedy for an eligible Mortgage Loan, the Purchaser and Seller shall enter into an Indemnification Agreement that will indemnify the Purchaser for such related Loan in accordance to the terms and conditions contained herein. For purposes hereof, “Payment

Default” means a borrower’s failure to pay a Monthly Payment due under a Mortgage Loan within thirty (30) days after its due date.

Monthly Payments made within sixty (60) days of their due date by the borrower, but applied late by the Servicer, will not be considered a “Payment Default.”

In the event that any Mortgage Loan prepays in full on or before the two (2) month anniversary of the date on the Promissory Note, the Seller shall, upon request by the Purchaser, remit to the Purchaser any Premium paid by the Purchaser, net of any prepayment penalty collected, with respect to the subject Mortgage Loan.

Any repurchase remedy required by this Section 5.04 shall survive the termination of this Agreement.

ARTICLE VI

CLOSING

Section 6.01 Closing.

The closing for the purchase and sale of the Mortgage Loans in any Mortgage Loan Package shall take place on the applicable Closing Date listed in the Assignment and Conveyance Agreement.

Each closing shall be subject to each of the following conditions:

(a)                                 No breach or default exists under this Agreement;

(b)                                 The Purchaser, the Servicer and the Seller shall have received, or the Purchaser’s, the Servicer’s and the Seller’s attorneys shall have received in escrow, all Closing Documents, duly executed; and

(c)                                  All other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the applicable Closing Date, the Purchase Price for the Mortgage Loans in the related Mortgage Loan Package pursuant to Section 4.01 of this Agreement, and the Seller shall deliver the Mortgage Loans to the Purchaser.

ARTICLE VII

CLOSING DOCUMENTS

Section 7.01 Closing Documents.

The “Closing Documents” for the initial closing of a Mortgage Loan Package shall consist of fully executed originals of the following documents:

(a)                                 This Agreement, in two (2) counterparts; and

(b)                                 The applicable Assignment and Conveyance Agreement, in two (2) counterparts.

The Closing Documents for each additional closing of a Mortgage Loan Package shall consist of the following documents:

(a)                                 The applicable Assignment and Conveyance Agreement, in two (2) counterparts.

ARTICLE VIII

COSTS

Section 8.01 Costs.

Unless otherwise provided herein, each party shall bear its own costs and expenses. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including recording fees, shall be paid by the Purchaser.

ARTICLE IX

SERVICING

Section 9.01 The Servicer.

The Servicer shall retain ownership of the Servicing Rights with regard to each Mortgage Loan and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement, the terms of each Mortgage and related Mortgage Note, and Accepted Servicing Practices. The Servicer, shall service and administer the Mortgage Loans in accordance with the terms and provisions set forth in Exhibit E which exhibit is hereby incorporated in this Agreement in its entirety as if the same were contained in this Section 9.01.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01 Seller and Servicer to Provide Access/Information as Required by Law.

The Seller and the Servicer shall provide to the Purchaser and its designees access to any documentation regarding the Mortgage Loans which may be required by Applicable Law. Such access shall be afforded without charge, but only upon reasonable request, during normal business hours and at the offices of the Seller or the Servicer, respectively.

Section 10.02 Force Majeure

Purchaser and Seller shall be excused for a period of thirty (30) days in performance of any obligation hereunder to the extent such delay in performance is caused by a force majeure event. This includes acts of God, natural disasters, war, civil disturbance, action by governmental entity, strike, and other causes beyond the parties’ reasonable control. The party affected by the force majeure event will provide written notice to the other party within thirty (30) days and will use its best efforts to resume performance. Obligations not performed due to a force majeure event will be performed as soon as reasonably possible with the force majeure event concludes.

Section 10.03 Governing Law; Waiver of Jury Trial; Choice of Forum.

This Agreement shall be construed in accordance with the laws of the State of Georgia and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of Georgia (without regard to conflicts of laws principles), except to the extent preempted by Federal law.

EACH PARTY HERETO KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF IN ANY WAY RELATED TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

With respect to any claim or action arising hereunder, the parties (a) irrevocably submit to the nonexclusive jurisdiction of the court of Fulton County, Georgia and (b) irrevocably waive any objection which such party may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, and irrevocably waive any claim that any such suit action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 10.04 Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, to:

(a) in the case of the Seller and Servicer,

Angel Oak Prime Bridge LLC

Attn: Steven Schwalb

One Buckhead Plaza

3060 Peachtree Rd. NW

Suite 500

Atlanta, GA 30305

Email:

Steven.Schwalb@angeloakcapital.com

(b) in the case of Purchaser,

Angel Oak Mortgage Fund TRS

Attn: Ashish Neghandi

One Buckhead Plaza

3060 Peachtree Rd. NW

Suite 500

Atlanta, GA 30305

Email: Ashish.neghandi@angeloakcapital.com

or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

Section 10.05 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 10.06 Execution; Successors and Assigns.

This Agreement shall bind and inure to the benefit of and be enforceable by the Purchaser, the Seller, and the Servicer, and the respective successors and assigns of the Purchaser, the Seller, and the Servicer. The Purchaser and any subsequent Purchasers may assign this Agreement to any Person to whom any Mortgage Loan is transferred pursuant to a sale or financing upon prior written notice to the Servicer. As used herein, the trust formed in connection with a Subsequent Transaction shall be deemed to constitute a single “Person.” Upon any such assignment and written notice thereof to the Servicer, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement, to the extent of the related Mortgage Loan or Loans, shall be deemed to be a separate and distinct Agreement between the Seller, the Servicer and such Purchaser, and a separate and distinct Agreement between the Seller, the Servicer and each other Purchaser to the extent of the other related Mortgage Loan or Loans. The Servicer and any subsequent Servicer may not assign this Agreement without the prior written consent of the Purchaser, the Seller and the Buyer under any outstanding Master Repurchase Agreement (“MRA”) (such consent, in such line, may not be unreasonable withheld, conditioned or delayed).

Section 10.07 Confidentiality.

The Seller, the Servicer and the Purchaser shall keep confidential and shall not divulge to a third party, without each other’s prior written consent, the terms or existence of any Assignment and Conveyance Agreement or this Agreement, the price paid by the Purchaser for the Mortgage Loans or the transactions contemplated hereunder, except to the extent that it is reasonable and necessary for the Purchaser, the Servicer or the Seller to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies. Each party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations and prospects of the other party. Except as required by law, each party agrees to keep all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of the Agreement; provided that each party may provide confidential information to its employees, agents and affiliates who have a need to know such information in order to effectuate the transaction; and provided further that such information is identified as confidential non-public information. In addition, confidential information may be provided to a regulatory authority with supervisory power over the Purchaser; provided such information is identified as confidential non-public information. Notwithstanding other provisions of this Agreement, the Seller, the Servicer and the Purchaser (and each employee, representative or other agent of any of the foregoing) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of transactions covered by this agreement and all materials of any kind (including opinions or other tax analyses) that are provided to any of the foregoing parties relating to such tax treatment and tax structure.

Notwithstanding anything to the contrary in this Agreement, each party may disclose the other’s confidential information in a judicial proceeding when required to do so by law when responding to a subpoena or as otherwise required by applicable laws or regulatory agency rule or regulation.

Section 10.08 Entire Agreement.

This Agreement constitutes the entire understanding between the parties hereto with respect to the sale and purchase of a Mortgage Loan Package and supersede all prior or contemporaneous oral or written communications regarding same. The Seller, the Servicer and the Purchaser understand and agree that no employee, agent or other representative of the Seller, the Servicer or the Purchaser has any authority to bind such party with regard to any statement, representation, warranty or other expression unless said statement, representation, warranty or other expression is specifically included within the express terms of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

ANGEL OAK PRIME BRIDGE LLC, as Seller and Servicer

By:	/s/ Sreeni Prabhu
Name:	Sreeni Prabhu
Title:	Member

ANGEL OAK MORTGAGE FUND TRS, as Purchaser

By: Angel Oak Mortgage REIT TRS, LLC, not in its individual capacity, but as its sole member

By: Angel Oak Mortgage, Inc., not in its individual capacity, but as its sole member

By:	/s/ Michael Fierman
Name:	Michael Fierman
Title:	Director

EXHIBIT A

CONTENTS OF MORTGAGE FILES

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, originals or copies of which shall be held by the Servicer for the benefit of the Purchaser

(i)                     the original or a copy of the business purpose and non-occupancy affidavit or the certificate of investment property executed by the related Mortgagor;

(ii)                  a copy of each UCC-1 financing statement for Mortgagor, recorded copies to trail when recorded, if any;

(iii)               a copy of the UCC-3 financing statement for Mortgagor, recorded copies to trail when recorded, if any;

(iv)              a copy of the officer’s certificate of Mortgagor, if any;

(v)                 copies of uniform commercial code search results with respect to Mortgagor, if any;

(vi)              the original of the environmental indemnity with respect to the related Mortgaged Property, if any;

(vii)           the original or copy of any personal guaranty entered into by an individual guarantor of the Mortgagor, if any;

(viii)        the original of any security agreement, together with a cross-collateralization agreement and any addenda or riders thereto, chattel mortgage or equivalent document (if any) executed in connection with the Purchased Asset;

(ix)              the originals of all lockbox agreements, cash management agreements (in each case, if any) relating to such Purchased Asset;

(x)                 the original or a copy of the intercreditor or co-lender agreement (if any) executed in connection with the Purchased Asset;

(xi)              an original or copy of Mortgagor’s certificate or title affidavit (if any);

(xii)           an original or copy survey of the related Mortgaged Property (if any);

(xiii)        a copy of the opinion of counsel (if any) of Mortgagor and (if applicable) any guarantor;

(xiv)        an original or copy assignment of permits, contracts and agreements (if any);

(xv)           the original of all letters of credit in connection with such Purchased Asset with any modifications, amendments or endorsements (if any); and

(xvi)        the original pledge agreement (if any)

2

EXHIBIT B

ASSIGNMENT AND CONVEYANCE AGREEMENT

This is an Assignment and Conveyance Agreement delivered pursuant to that certain Mortgage Loan Purchase, Warranties and Servicing Agreement, dated as of       , 20      (the “Purchase Agreement”), between Angel Oak Prime Bridge LLC (the “Seller” and “Servicer”) and Angel Oak Mortgage Fund TRS, (the “Purchaser”). All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Purchase Agreement.

The Seller, the Servicer and the Purchaser hereby confirm that they have reached agreement on the purchase and sale, on a servicing retained basis, of the Mortgage Loans described on Annex 1 attached hereto on the terms and conditions set forth in the Purchase Agreement (which terms and conditions are incorporated herein by this reference), as follows:

(a)                                 The purchase price percentage for each of the Mortgage Loans is% or is otherwise specified on Annex 1; and

(b)                                 Accordingly, on this       day of,             20,   the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser all right, title and interest of the Seller, except with regard to ownership of the Servicing Rights, in and to (a) the Mortgage Loans listed at Annex 1 pursuant to the terms of the Purchase Agreement.

This Assignment and Conveyance Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

[SIGNATURES TO FOLLOW]

TO WITNESS THIS, the parties have caused their names to be signed by their respective duly authorized officers as of the date first written above.

ANGEL OAK PRIME BRIDGE LLC, as Seller

By:	/s/ Sreeni Prabhu
Name:	Sreeni Prabhu
Title:	Member

ANGEL OAK MORTGAGE FUND TRS, as Purchaser

By: Angel Oak Mortgage REIT TRS, LLC, not in its individual capacity, but as its sole member

By: Angel Oak Mortgage, Inc., not in its individual capacity, but as its sole member

By:	/s/ Michael Fierman
Name:	Michael Fierman
Title:	Director

Annex 1 to

Assignment and Conveyance Agreement

MORTGAGE LOANS

EXHIBIT C

MORTGAGE LOAN DOCUMENTS

1.              The Mortgage Note together with any applicable riders, bearing all intervening allonges or endorsements necessary to show a complete chain of endorsements from the original payee to the last endorsee, and signed in the name of the last endorsee by a duly qualified officer of the last endorsee.

2.              Except as provided below, the Mortgage with evidence of recording thereon.

3.              The original Assignment of Mortgage, executed via original signature, which assignment shall be in form and substance acceptable to the Purchaser.

4.              The (i) original policy of title insurance or (ii) if delivered electronically, an electronic copy, or, if the policy has not yet been issued an electronic copy of the written commitment or interim binder issued by the title insurance company.

5.              Copies of all intervening Assignments of Mortgage (if applicable), with evidence of recording thereon, showing a complete chain of title from the originator to the last assignee.

EXHIBIT D

UNDERWRITING GUIDELINES

EXHIBIT E

SERVICING ADDENDUM

A.       Servicing of the Mortgage Loans.

The Servicer shall service and administer the Mortgage Loans in accordance with this Agreement and Acceptable Servicing Procedures, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that the Servicer shall not permit any modification with respect to any Mortgage Loan that would decrease the Mortgage Interest Rate (other than by adjustments required by the terms of the Mortgage Note), defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make future advances or extend the final maturity date on such Mortgage Loan without the Purchaser’s consent. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by the Servicer, the Purchaser shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement. In servicing and administering the Mortgage Loans, the Servicer shall employ Accepted Servicing Practices.

B.       Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans is paid in full, the Servicer will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement. Further, the Servicer will take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable. To that end, the Servicer shall ensure that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

C.       Realization Upon Defaulted Mortgage Loans.

The Servicer shall use its best efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property. Notwithstanding the foregoing, if an environmental audit report reveals, or if the

Servicer has actual knowledge or notice, that such Mortgaged Property contains such toxic or hazardous waste or substances, the Servicer shall not foreclose or accept a deed in lieu of foreclosure without the prior written consent of the Purchaser. If the Servicer has determined that (i) it is in the best economic interest of the Purchaser to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, or (ii) obtained the written consent of the Purchaser, then the Servicer shall take such action as it deems to be in the best economic interest of the Purchaser (or as otherwise directed by the Purchaser). The cost of any such compliance, containment, clean-up or remediation shall be advanced by the Servicer as a Servicing Advance, subject to the Servicer’s right to be reimbursed therefor from the Custodial Account and the Servicer’s right to make a judgment about whether any such advance would be nonrecoverable.

D.       Establishment of Custodial Accounts; Deposits in Custodial Accounts.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Custodial Accounts. The Servicer shall deposit in the Custodial Account: (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans; (ii) all payments on account of interest on the Mortgage Loans; (iii) all liquidation proceeds; (iv) all insurance proceeds, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, the loan documents or applicable law; and (v) all condemnation proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Accepted Servicing Practices, the Mortgage Loan Documents or applicable law. The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, prepayments with respect to any Mortgage Loan, assumption fees, and any other ancillary servicing fees to be retained by the Servicer need not be deposited by the Servicer in the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account.

E.       Permitted Withdrawals From the Custodial Account.

The Servicer may, from time to time, withdraw from the Custodial Account for the following purposes: (i) to make payments to the Purchaser in the amounts and in the manner provided for by this Agreement; (ii) to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees; (iii) to pay to itself as servicing compensation (a) any interest earned on funds in the Custodial Account and (b) the Servicing Fees; (iv) to clear and terminate the Custodial Account upon the termination of this Agreement; and (v) to reimburse itself for any amounts deposited in the Custodial Account in error.

F.       Establishment of Escrow Accounts; Deposits in Escrow Accounts.

If applicable, the Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Escrow Accounts. The Servicer shall deposit in the Escrow Account or Accounts (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all insurance proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance the terms of this Agreement. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor.

G.       Permitted Withdrawals From Escrow Account.

Any withdrawals from the Escrow Account may be made by the Servicer (i) to effect timely payments of ground rents, taxes, assessments, water rates, insurance premiums, as applicable and comparable items, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Servicer, or to the Mortgagors to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to reimburse itself for any amounts deposited in the Escrow Account in error, or (viii) to clear and terminate the Escrow Account on the termination of this Agreement.

H.      Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of any related insurance premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law.

I.        Fidelity Bond; Errors and Omissions Insurance.

The Servicer shall maintain, at its own expense, a blanket Fidelity Bond and an errors and omissions insurance policy in full force and effect, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan in handling funds, money, documents and papers relating to the Mortgage Loan. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. No provision of this Section I requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.

J.        Title, Management and Disposition of REO Property.

In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser. The Servicer shall either itself or through an agent selected by the Servicer, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, in the same manner that similar property in the same locality as the REO Property is managed and in accordance with Accepted Servicing Practices. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Purchaser. The Servicer shall deposit or cause to be deposited, on a daily basis in the Custodial Account all revenues received with respect to the REO Properties and shall withdraw therefrom any funds necessary for the proper operation, management and maintenance of the REO Properties, including but not limited to: (i) the cost of maintaining any hazard insurance and (ii) either (A) the fees of any managing agent acting on behalf of the Servicer or (B) in the event that the Servicer is managing the REO Property, then the related Servicing Fee. If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing Advances or Servicing Fees with respect to the REO Property or the related Mortgage Loan, the Servicer, upon any disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances and Servicing Fees from proceeds received in connection with such disposition. The proceeds from the disposition, net of any payment to the Servicer as provided above, shall be deposited in the Custodial Account and shall be transferred to the Custodial Account.

K.       Distributions.

On each Remittance Date, the Servicer shall distribute to the Purchaser all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to the terms of this Agreement.

L.       Reporting.

The Servicer shall make available to the Purchaser loan-level information generated by it with respect to the Mortgage Loans in a practical manner mutually agreed to between the Servicer and the Purchaser.

M.      Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Purchaser in writing which shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account have been or will be so deposited. Upon receipt of such notification, the Purchaser or its designee shall release any related Mortgage Loan Documents so held and the Servicer shall prepare and process any satisfaction or release.

N.      Servicing Compensation.

As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Servicer’s Servicing Fees. Any additional servicing compensation as provided by this Agreement shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. Note further that the Servicer shall be entitled to all construction draw fees.

O.      Purchaser’s Right to Examine Servicer Records.

The Purchaser shall have the right to examine and audit upon reasonable notice to the Servicer, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Servicer which relates to the servicing of the Mortgage Loans. The Servicer shall provide to the Purchaser and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Purchaser, including but not limited to OTS, FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Servicer which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Servicer, and in accordance with the federal government, FDIC, OTS, or any other similar regulations.

P.       Compliance with Safeguarding Customer Information Requirements.

The Servicer has implemented and will maintain security measures designed to meet the obligations of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information published in final form on February 1, 2001, 66 Fed. Reg. 8616, and the rules promulgated thereunder, as amended from time to time. If requested, the Servicer shall provide the Purchaser with copies of external audits such as a SAS 70 report substantiating its security measures upon the execution, by the Purchaser, of a mutually agreeable non-disclosure agreement. The Purchaser and the Servicer agrees that each will comply with the Gramm-Leach Bliley Act (the “Act”) and the regulations promulgated thereunder regarding the privacy or security of “Nonpublic Personal Information” as defined in the Act with respect to the Mortgage Loans.